UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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PRAXIS PRECISION MEDICINES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2024

Dear Stockholders:
I hope this letter finds you well. Building on a year of high operational and clinical success, in the first few months of 2024 we strengthened our financial resources and delivered positive data that further solidifies the path forward. Our core growth objectives are centered on advancing our pipeline candidates across multiple underserved markets, bringing innovative medicines to patients and driving value for our stockholders.
While the unmet need and market opportunity in essential tremor, or ET, are tremendous, ulixacaltamide has been one of only a few investigational drugs to successfully reach late-stage development for this disorder. In the last quarter of 2023, we initiated Essential3, the Phase 3 program evaluating ulixacaltamide for the treatment of ET. The strong participation we are seeing in Essential3 continues to highlight the significant unmet need for new therapies in ET. Building on learnings from the Phase 2 Essential1 study, we believe that ulixacaltamide is uniquely positioned to help these patients and drive sustainable value.
We are also encouraged by the latest data supporting our highly differentiated epilepsy portfolio, including PRAX-628, a small molecule from our Cerebrum™ platform currently in development for the treatment of focal epilepsy. In the first quarter, we reported positive results from the Phase 2a proof of concept study in epilepsy patients with photo-paroxysmal response, or PPR, which is commonly used as an indicator of anti-seizure efficacy. These initial results further de-risked our clinical development program and positions PRAX-628 as the first precision sodium channel modulator for focal epilepsy. The strength of the results observed, combined with a favorable tolerability and safety profile, builds confidence in our planned focal epilepsy study for PRAX-628.
In our rare epilepsy programs, we have successfully initiated Phase 2 studies for both elsunersen and PRAX-562 in severe pediatric developmental and epileptic encephalopathies, or DEEs. Our Phase 2 trial of elsunersen builds on positive tolerability and efficacy results from Part 1 of EMBRAVE. Additionally, we received PRIME designation from the European Medicines Agency for elsunersen.
To conclude, 2023 and the first quarter of 2024 have been transformational for Praxis. Living by our Dare for More™ motto, we made significant advancements across our portfolio of precision therapies for central nervous system disorders, established strategic collaborations and strengthened our financial position, which we believe will carry us beyond our upcoming milestones in the year ahead.
As we focus on 2024 and beyond, we anticipate presenting topline results for the Essential3 program, which would support a planned New Drug Application submission in 2025. Further, topline results from the Phase 2 EMBOLD study of PRAX-562 for the treatment of pediatric patients with DEEs are expected in mid-2024, and importantly our planned focal epilepsy efficacy study for PRAX-628 is expected to initiate in the second half of 2024.
We believe these advancements, through patient-guided development strategies, will further position Praxis at the forefront of precision medicine for CNS disorders. On behalf of everyone at Praxis, I would like to take a moment to express our immense gratitude for the support along our journey. We remain committed to the patients we serve and to you, our stockholders.

Sincerely,

Marcio Souza
President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern Time

Date	Wednesday, June 5, 2024

Place	Online at www.virtualshareholdermeeting.com/PRAX2024

Purpose
1.To elect Dean Mitchell and Jill DeSimone as Class I members of the Board of Directors, or the Board of Directors, of Praxis Precision Medicines, Inc., or the Company, to serve until the Company’s 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal;
2.To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To approve the amendment and restatement of the Company’s 2020 Stock Option and Incentive Plan;
4.To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers; and
5.To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 8, 2024 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet, by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of our Board of Directors,

Alex Nemiroff
Corporate Secretary
Boston, Massachusetts
April 26, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2024: The Notice of 2024 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available for viewing, printing and downloading at www.proxyvote.com.

PRAXIS PRECISION MEDICINES, INC.
99 High Street, 30th Floor
Boston, Massachusetts 02110
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2024

GENERAL
This proxy statement contains information about the 2024 Annual Meeting of Stockholders, or the Annual Meeting, of Praxis Precision Medicines, Inc., which will be held virtually on June 5, 2024 at 9:00 a.m. Eastern Time. You can attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2024, where you will be able to listen to the meeting live, submit questions and vote. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. The Board of Directors of Praxis Precision Medicines, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Praxis,” “the Company,” “we,” “us,” and “our” refer to Praxis Precision Medicines, Inc. The mailing address of our principal executive offices is Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110.
This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2023, available to stockholders for the first time on or about April 26, 2024.
We are a “smaller reporting company” as that term is used under the rules promulgated under the Securities Act of 1933, as amended, and as such have used the reduced compensation disclosure requirements applicable to smaller reporting companies in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
    We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 26, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials, or the Notice and Access Card. Our proxy materials, including the Notice of 2024 Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2023, or the 2023 Annual Report, will be mailed or made available to stockholders on the Internet on the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our Annual Meeting materials. Therefore, the Notice and Access Card was mailed to holders of record and beneficial owners of our common stock starting on or about April 26, 2024. The Notice and Access Card provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2024 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2023 Annual Report, on the website referred to in the Notice and Access Card or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice and Access Card also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and Access Card and our Notice of 2024 Annual Meeting of Stockholders, this proxy statement and our 2023 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 8, 2024.
How many votes can be cast by all stockholders?
There were 17,107,832 shares of our common stock, par value $0.0001 per share, outstanding on April 8, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 8, 2024.
How do I vote my shares?
    If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. If you vote on the Internet, you may also request electronic delivery of future proxy materials.
•By Telephone. Call 1-800-690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.
•By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you vote by telephone or by Internet, you do not have to return your proxy card.
•By Internet at the Annual Meeting. You can vote at the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2024.

If your shares of common stock are held in street name (i.e., held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee on how to vote your shares. If you would like to vote your shares online at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number to attend the Annual Meeting.
How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PRAX2024. The webcast will start at 9:00 a.m. Eastern Time on June 5, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice and Access Card and on your proxy card. If your shares are held in street name, you should review any instructions accompanying your proxy materials for information on how to attend the Annual Meeting or contact your broker or other nominee to obtain that information.
What if I have technical difficulties or trouble accessing the Annual Meeting?
        If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
What are the Board of Director’s recommendations on how to vote my shares?
    The Board of Directors recommends a vote:
Proposal 1: FOR election of the Class I director nominees;
Proposal 2: FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
Proposal 3: FOR approval of the amendment and restatement of the Company’s 2020 Stock Option and Incentive Plan; and
Proposal 4: FOR approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and Access Card and proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We may engage a proxy solicitor as we deem necessary to assist in the solicitation of proxies in connection with the Annual Meeting. If we were to engage a proxy solicitor, we estimate that we would pay customary fees for these services up to $15,000, plus reimbursement for out-of-pocket expenses, though the costs of the proxy solicitation process may be higher or lower than our estimate.
How is my vote counted?
Under our amended and restated bylaws, or our Bylaws, any proposal other than an election of directors (which is determined by a plurality of the votes properly cast on the election of directors) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, our amended and restated certificate of incorporation, as amended, or our Certificate of Incorporation, or our Bylaws. Abstentions or a vote withheld in the case of the election of directors and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions.
What does it mean if I receive more than one proxy card or voting instructions from brokers or other nominees?
        It means that you have multiple accounts at the transfer agent or with brokers or other nominees. Please complete and return all proxy cards or vote on the Internet or by phone for each proxy card you received, and provide voting instruction forms to your broker or other nominee to ensure that all of your shares are voted.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. The election of directors (Proposal 1), the approval of an amendment and restatement of the Company’s 2020 Stock Option and Incentive Plan (Proposal 3) and the advisory (non-binding) vote on the compensation of our named executive officers (Proposal 4) are non-routine matters. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker or other nominee about how to submit your voting instructions to them at the time you receive this proxy statement. If you would like to vote your shares online at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number to attend the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and Access Card and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by telephone, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.
If a broker or other nominee holds your shares, you must contact such broker or nominee in order to find out how to change your vote.
How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers or other nominees who do not return a signed and dated proxy, vote their shares on the Internet or by telephone or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions, votes withheld and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
Could other matters be decided at the Annual Meeting?
        The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
        Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
        We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or a Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Dean Mitchell and Jill DeSimone are the directors whose terms expire at this Annual Meeting and each has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class I director of the Company until the 2027 annual meeting of stockholders and until their respective successor is duly elected or until their earlier death, resignation or removal.
Our Board of Directors has nominated Dean Mitchell and Jill DeSimone for election as the Class I directors at the Annual Meeting. The nominees are currently directors and have each consented to serve as our directors if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors. Ms. DeSimone, one of our Class I director nominees, was initially recommended by the Chairman of our Board of Directors.
The biographies of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Praxis. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors and our Nominating and Corporate Governance Committee to the conclusion that each such person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to Praxis and our Board of Directors. There are no material legal proceedings in which our nominees or any of our continuing directors is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted in favor of the above nominees. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
Vote Required
The nominees for Class I directors who receive the most votes (also known as a plurality) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote your unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by you and held by a brokerage firm will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Nominees for Election as Class I Directors
The following table identifies our director nominees, and is followed by biographical information as of April 26, 2024.

Name	Positions and Offices Held with Praxis	Director Since	Age
Dean Mitchell	Chairman, Director	2020	68
Jill DeSimone	Director	2022	68
Dean Mitchell has served as chairman of our Board of Directors since September 2020. He served as executive chairman of the board of directors of Covis Pharma Holdings S.à.r.l., a specialty pharmaceutical company, from August 2013 until its sale in March 2020 and was chairman of PaxVax Corporation, a biotechnology company, from January 2016 until its sale in October 2018. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004, he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company. Prior to Bristol-Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell currently serves on the boards of directors of Theravance Biopharma, Inc. (NASDAQ: TBPH) and Precigen Inc. (formerly Intrexon Inc.) (NASDAQ: PGEN), and previously served on the boards of directors of ImmunoGen Inc. prior to its acquisition by Abbvie Inc. in February 2024 and Kinnate Biopharma Inc. prior to its acquisition by XOMA Corporation in April 2024. Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in Biology from Coventry University. We believe Mr. Mitchell is qualified to serve on our Board of Directors because of his management experience in the pharmaceutical and biotherapeutics industries and his experience as a president, chief executive officer and board member of multiple biotechnology companies.
Jill DeSimone has served as a member of our Board of Directors since May 2022. Ms. DeSimone served as President of U.S. Oncology at Merck & Co., Inc., or Merck, from 2014 to May 2022. During her time at Merck, Ms. DeSimone also temporarily served as Interim President of U.S. Pharma to help navigate the business through the COVID-19 pandemic. Prior to joining Merck, she served as Senior Vice President of Global Women’s Health at Teva Pharmaceutical Industries Ltd, or Teva, from 2012 to 2014. Prior to her time at Teva, Ms. DeSimone served in several roles of increasing responsibility at Bristol Myers Squibb from 1980 to 2012, including Senior Vice President of Oncology and Senior Vice President of Commercial Operations. Ms. DeSimone serves on the board of directors of Oncternal Therapeutics, Inc. (NASDAQ: ONCT), iTeos Therapeutics, Inc. (NASDAQ: ITOS) and Affini-T Therapeutics, Inc., a private company, and previously served on the board of directors of Kinnate Biopharma, Inc. prior to its acquisition by XOMA Corporation in April 2024. Ms. DeSimone also serves as a board member for the Florida Cancer Specialists Foundation and Swim Across America, nonprofit organizations focused on cancer patient support and research. Ms. DeSimone received a B.S. in pharmacy from Northeastern University and completed a fellowship with the Wharton School of the University of Pennsylvania. We believe Ms. DeSimone is qualified to serve on our Board of Directors because of her leadership and extensive business experience in the pharmaceutical industry.

Directors Continuing in Office
The following table identifies our continuing directors, and is followed by biographical information about each of them as of April 26, 2024.

Name	Positions and Offices Held with Praxis	Director Since	Class and Year in Which Term Will Expire	Age
Jeffrey Chodakewitz, M.D.	Director	2021	Class II—2025	68
Merit Cudkowicz, M.D.	Director	2021	Class II—2025	61
Gregory Norden	Director	2019	Class III—2026	66
Marcio Souza	President, Chief Executive Officer, Director	2020	Class III—2026	45
William Young	Director	2016	Class III—2026	79
Class II Directors (term expires at the 2025 Annual Meeting of Stockholders)
Jeffrey Chodakewitz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Chodakewitz has served as an advisory partner for Ascenta Capital, a life sciences investment firm, since December 2022. He previously served as a senior advisor to Blackstone Life Sciences, a life sciences private equity firm from March 2019 to January 2022. From April 2018 through March 2019, he served as Executive Vice President, Clinical Medicine and External Innovation, at Vertex Pharmaceuticals, Inc., or Vertex. Prior to that role, Dr. Chodakewitz held the roles of Chief Medical Officer and Executive Vice President, Global Medicines Development and Medical Affairs at Vertex from January 2014 to April 2018 and was a member of the Vertex Executive Committee. Prior to Vertex, Dr. Chodakewitz spent over 20 years at Merck & Co. serving in several positions, including leadership roles as Head of Infectious Diseases and Vaccines Global Development, Senior Vice President of Global Scientific Strategy (infectious disease, respiratory & immunology), Vice President of Early-Stage Development and Senior Vice President of Late-Stage Development. Dr. Chodakewitz currently serves on the boards of directors of Adicet Bio, Inc. (NASDAQ: ACET) and Schrödinger, Inc. (NASDAQ:SDGR), and previously served on the board of directors of Freeline Therapeutics Holdings plc. prior to its acquisition by Syncona Ltd in February 2024. Dr. Chodakewitz received a B.S. in Biochemistry cum laude from Yale University and an M.D. from the Yale University School of Medicine. We believe Dr. Chodakewitz is qualified to serve on our Board of Directors because of his extensive business and leadership experience working in the biotechnology industry.
Merit Cudkowicz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Cudkowicz has served as the Chief of Neurology at Massachusetts General Hospital since 2012 and is the Director of the Sean M. Healey & AMG Center for ALS and Director and the Julieanne Dorn Professor of Neurology at Harvard Medical School. A member of the National Academy of Medicine, she has led innovations to accelerate the development of treatments for people with neurological disorders such as ALS, including the first platform trial in ALS, and serving in a senior role in the research and development of the first antisense oligonucleotide treatment for a neurological disorder. Dr. Cudkowicz is also the principal investigator of the Clinical Coordination Center for the National Institute of Neurological Disorders and Stroke’s Neurology Network of Excellence in Clinical Trials, or NeuroNEX. Dr. Cudkowicz received a B.S. in Chemical Engineering from Massachusetts Institute of Technology, an M.D. from Harvard Medical School and a MSc. in Clinical Epidemiology from Harvard School of Public Health. We believe Dr. Cudkowicz is qualified to serve on our Board of Directors because of her extensive medical background and experience.
Class III Directors (term expires at the 2026 Annual Meeting of Stockholders)
Gregory Norden has served as a member of our Board of Directors since March 2019. Mr. Norden is the former Chief Financial Officer of Wyeth Pharmaceuticals Inc. and has served as the Managing Director of G9 Capital Group LLC, which invests in early stage ventures and provides corporate advisory services, since 2010. Mr. Norden currently serves on the boards of directors of Zoetis Inc. (NYSE: ZTS), NanoString Technologies, Inc. (OTCMKTS:NSTGQ) and Royalty Pharma plc (NASDAQ: RPRX). Mr. Norden is a former director of Human Genome Sciences, Univision and Welch Allyn. Mr. Norden received a B.S. in Management and Economics from the State University of New York at Plattsburgh and an M.S. in Accounting from LIU Post. We believe Mr. Norden is qualified to serve on our Board of Directors because of his background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries, as well as his public company board experience.
Marcio Souza has served as a member of our Board of Directors and our President and Chief Executive Officer since April 2020. Prior to joining us, Mr. Souza was at PTC Therapeutics, Inc., or PTC, where he served as its Chief Operating Officer from May 2017 to April 2020 and its Senior Vice President and Head of Product Strategy from July 2016 to May 2017. Prior to joining PTC, Mr. Souza served in positions of increasing responsibility at NPS Pharmaceuticals, Inc., Shire Human Genetic Therapies Inc. and Sanofi Genzyme Corporation. Mr. Souza served on the boards of directors of Aeglea BioTherapeutics, Inc. (NASDAQ: AGLE) from June 2021 to April 2023 and Clearpoint Neuro, Inc. (NASDAQ: CLPT) (previously MRI

Interventions, Inc.) from May 2019 to May 2020. Mr. Souza received a degree in pharmacy and biochemistry with a specialization in toxicology and clinical analysis from the University of São Paulo and an M.B.A. from Fundação Dom Cabral. We believe Mr. Souza is qualified to serve on our Board of Directors because of his business and leadership experience in the life sciences industry and his scientific background.
William Young has served as a member of our Board of Directors since December 2016. Mr. Young is a Senior Advisor with Blackstone Life Sciences, which he joined in November 2018. Prior to its acquisition by Blackstone, Mr. Young joined Clarus Ventures LLC in March 2010 and held various roles, including Venture Partner, Senior Advisor and portfolio company board member. Prior to joining Clarus, Mr. Young was chairman of the board of directors and Chief Executive Officer of Monogram Biosciences Inc. from 2000 until its acquisition by Laboratory Corporation of America Holdings in 2009. Previously, Mr. Young spent 20 years at Genentech, Inc. in roles of increasing responsibility, culminating as Chief Operating Officer from 1997 to 1999. Mr. Young currently serves as the chairman of the board of directors of NanoString Technologies, Inc. (OTCMKTS:NSTGQ) and as a member of the board of directors of Autolus Therapeutics plc (NASDAQ: AUTL). Mr. Young also served as the chairman of the board of directors of Annexon, Inc. (NASDAQ: ANNX) from March 2017 to February 2021, and as a member of the boards of directors of Vertex Pharmaceuticals Inc. (NASDAQ: VRTX) from May 2015 to June 2020, BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) from September 2010 to November 2015 and Theravance BioPharma, Inc. (NASDAQ: TBPH) from October 2013 to February 2023. Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young received a B.S. in Chemical Engineering from Purdue University and an M.B.A. from Indiana University in Marketing and Finance and holds an honorary doctorate in Engineering from Purdue University. We believe Mr. Young is qualified to serve on our Board of Directors because of his scientific background, business experience and his service on the board of directors of other life sciences companies.
Executive Officers
The following table identifies our executive officers, and is followed by biographical information about each of them as of April 26, 2024.

Name	Position Held with Praxis	Officer Since	Age
Timothy Kelly	Chief Financial Officer	2021	51
Alex Nemiroff, J.D.	General Counsel, Corporate Secretary	2020	45
Marcio Souza(1)	President, Chief Executive Officer, Director	2020	45
______________________________
(1)Mr. Souza is also a director of the Company and his biographical information appears under “Directors Continuing in Office” above.
Timothy Kelly has served as our Chief Financial Officer since May 2021. Prior to his role as Chief Financial Officer, Mr. Kelly served as Chief Financial Officer of Foundation Medicine, Inc. from 2019 to April 2021. In this position, he led the finance and corporate management teams, providing strategic leadership and oversight for the corporate functions, which included accounting and tax, billing and reimbursement, procurement, corporate development, project management and financial planning and analysis. Prior to his time at Foundation Medicine, Mr. Kelly served in several finance roles of increasing responsibility at the F. Hoffman-La Roche AG, or Roche, and Genentech (before being acquired by Roche in 2009) from 2003 to 2019, including finance and corporate services director for Roche Pharma in the United Kingdom from 2017 to 2019 and head of group strategic planning for the Roche Group in Switzerland from 2013 to 2017. Mr. Kelly holds a B.A. in economics from the College of William and Mary and an M.B.A. from the Columbia Business School.
Alex Nemiroff, J.D., has served as our General Counsel since June 2020. Prior to his role as General Counsel, Mr. Nemiroff served as our Vice President of Legal from January 2020 to June 2020. Mr. Nemiroff was also a co-founder of RogCon, Inc. and RogCon U.R., Inc., and he has served as both entities’ Chief Executive Officer since inception in November 2015. Mr. Nemiroff has experience working in commercial and securities litigation while at Greenberg Traurig LLP, and served as law clerk to the Honorable Paul C. Huck of the United States District Court for the Southern District of Florida. Mr. Nemiroff received a B.B.A from the University of Michigan’s Ross School of Business, and a J.D. from Northwestern University School of Law.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
Praxis’ stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2019.
The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to our stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Praxis and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes properly cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2020 STOCK OPTION AND INCENTIVE PLAN
We are requesting stockholders to approve and adopt an amendment and restatement of the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan, or the 2020 Plan, to increase the total number of shares of common stock issuable under the plan by 870,000 shares, to make a corresponding increase in the number of shares that may be issued under the 2020 Plan upon the exercise of incentive stock options, or ISOs, and to extend the period during which ISOs may be issued under the 2020 Plan until the expiration date of the 2020 Plan, or as amended and restated, the Amended 2020 Plan. We refer to the proposed amendment as the “share increase amendment.” Other than the foregoing updates, the share increase amendment does not make any changes to the 2020 Plan. Our Board of Directors has approved, contingent upon stockholder approval of the share increase amendment, to reduce the number of shares of common stock available for issuance under the Praxis Precision Medicines, Inc. 2024 Inducement Plan, or the Inducement Plan, by 870,000 shares.
We are seeking approval of the share increase amendment to comply with Nasdaq stockholder approval requirements applicable to material amendments to equity plans that have been approved by stockholders. Our Board of Directors has approved the share increase amendment subject to stockholder approval at the Annual Meeting. If approved by stockholders at the Annual Meeting, the share increase amendment will be effective at the time of stockholder approval. If the share increase amendment is not approved, the 2020 Plan and the Inducement Plan will both remain in place in accordance with their terms.
You are urged to read this entire proposal and the complete Amended 2020 Plan, which is attached as Annex A to this proxy statement. We believe that the approval of the share increase amendment is vital to assist our recruitment and efforts to retain key employees who are important to our success and to further align the interests of our management with the interests of our stockholders, and therefore, that this proposal is in the best interests of our stockholders.
Our executive officers and directors have an interest in this proposal, as they would be eligible to receive equity awards under the Amended 2020 Plan in connection with the share increase amendment (in the case of our executive officers and directors). For information about awards under the plan previously granted to our executive officers and directors, see “— New Plan Benefits” below.
Equity Incentive Award Information
As of April 8, 2024, 112,436 shares remained available for issuance under the 2020 Plan, representing approximately 0.54% of the sum of (a) issued and outstanding shares of common stock, (b) shares issuable upon the exercise of outstanding stock options, (c) shares issuable upon future vesting of outstanding restricted stock units, (d) shares of our common stock subject to outstanding prefunded warrants, (e) shares of our common stock available for the issuance of future awards under the 2020 Plan and (f) shares of our common stock available for the issuance of future awards under the Inducement Plan.
The table below presents information about the various outstanding equity awards granted under the 2020 Plan, the shares remaining available for issuance under the 2020 Plan as of April 8, 2024 and the effect of the proposed aggregate increase to the share reserve under the Amended 2020 Plan:

	Number of Shares	As a % of Outstanding Shares(1)	Dollar Value(2)
2020 Plan	1,074,516	6.28%	$57,690,764
Stock Options	865,929	5.06%	$46,491,728
Restricted Stock Units	96,151	0.56%	$5,162,347
Shares remaining available for issuance under the 2020 Plan(3)	112,436	0.66%	$6,036,689
Amended 2020 Plan	1,944,516	11.37%	$104,401,064
Proposed aggregate increase to share reserve pursuant to Amended 2020 Plan	870,000	5.09%	$46,710,300
Shares remaining available for grants assuming approval of the Amended 2020 Plan(3)	982,436	5.74%	$52,746,989
_____________________
(1)     Based on 17,107,832 shares of our common stock outstanding as of April 8, 2024.
(2)      Based on the closing price of our common stock on April 8, 2024 of $53.69 per share.
(3)      Does not include possible future increases to the share reserve under the evergreen provision of the 2020 Plan.

Factors the Board of Directors Considered
In determining whether to approve the Amended 2020 Plan, our Board of Directors considered the following:
•The share increase amendment is intended to ensure we can continue to offer competitive pay packages to employees, consultants and non-employee directors for the remainder of 2024. After the Company’s public offerings in January 2024 and March 2024, the additional 439,593 shares that became available for grant under the 2020 Plan on January 1, 2024 pursuant the 2020 Plan’s “evergreen” feature, representing 5% of the Company’s issued and outstanding shares as of December 31, 2023, represents only 2.10% of the fully diluted shares as of April 8, 2024 (with fully diluted shares for this purpose calculated in the manner set forth in footnote (1) of the table below). The increase in shares available under the Amended 2020 Plan would, when combined with the evergreen increase added to the plan on January 1, 2024, result in the total number of shares added to the plan in 2024 equaling 6.26% of the fully diluted shares as of April 8, 2024 (with fully diluted shares for this purpose calculated in the manner set forth in footnote (2) of the table below). It is currently expected that the 5% evergreen provision in the Amended 2020 Plan will provide sufficient shares to fully fund awards in future years, unless there is another significant financing event, other corporate transaction or other circumstances not currently anticipated.
•As of April 8, 2024, dilution arising from our equity compensation programs (excluding our 2020 Employee Stock Purchase Plan, or our 2020 ESPP) was 10.92%. Dilution for this purpose was calculated as the total overhang (outstanding options and restricted stock units) of 1,176,376 shares plus 1,108,861 shares that remained available for issuance under the 2020 Plan and the Inducement Plan divided by the total number of fully diluted shares as of April 8, 2024 of 20,919,794 shares. With the approval of the share increase amendment and corresponding reduction of the share reserve for the Inducement Plan, dilution would remain the same as shown in the table below. This level of overhang places us below what is typical among the companies that we compete with for talent.

	As of April 8, 2024		As of April 8, 2024 assuming approval of Proposal 3
	Number of Shares	As a % of Fully Diluted Shares(1)	Number of Shares	As a % of Fully Diluted Shares(2)
2020 Plan	1,074,516	5.14%	1,944,516	9.30%
Stock Options	865,929	4.14%	865,929	4.14%
Restricted Stock Units	96,151	0.46%	96,151	0.46%
Shares remaining available for issuance under the 2020 Plan	112,436	0.54%	982,436	4.70%

2017 Plan	210,721	1.01%	210,721	1.01%
Stock Options	210,721	1.01%	210,721	1.01%
Restricted Stock Units	—	—%	—	—%
Shares remaining available for issuance under the 2017 Plan	—	—%	—	—%

Inducement Plan	1,000,000	4.78%	130,000	0.62%
Stock Options	1,900	0.01%	1,900	0.01%
Restricted Stock Units	1,675	0.01%	1,675	0.01%
Shares remaining available for issuance under the Inducement Plan	996,425	4.76%	126,425	0.60%

Total Shares for all equity plans	2,285,237	10.92%	2,285,237	10.92%
Shares remaining available for issuance for all equity plans	1,108,861	5.30%	1,108,861	5.30%
_____________________
(1) Fully diluted shares is calculated as of April 8, 2024 as the sum of (a) 17,107,832 outstanding shares of our common stock, (b) 1,078,550 shares issuable upon the exercise of outstanding stock options under the Praxis Precision Medicines, Inc. 2017 Stock Incentive Plan, or the 2017 Plan, the 2020 Plan and the Inducement Plan (c) 97,826 shares issuable upon future vesting of outstanding restricted stock units under the 2020 Plan and the Inducement Plan, (d) 1,526,725 shares of common stock subject to outstanding pre-funded warrants, (e) 112,436 shares of common stock available for the issuance of future awards under the 2020 Plan and (f) 996,425 shares of common stock available for the issuance of future awards under the

Inducement Plan. For purposes of the fully diluted shares calculation, 141,029 shares that were available for future issuance as of April 8, 2024 under our 2020 ESPP have been excluded.
(2)    Fully diluted shares is calculated as the sum of (a) 17,107,832 outstanding shares of our common stock as of April 8, 2024, (b) 1,078,550 shares issuable upon the exercise of outstanding stock options under the 2017 Plan, the 2020 Plan and the Inducement Plan as of April 8, 2024, (c) 97,826 shares issuable upon future vesting of outstanding restricted stock units under the 2020 Plan and the Inducement Plan as of April 8, 2024, (d) 1,526,725 shares of common stock subject to outstanding pre-funded warrants as of April 8, 2024, (e) 982,436 shares, representing the sum of the shares of common stock available for the issuance of future awards under the 2020 Plan as of April 8, 2024 plus 870,000 additional shares, representing the shares that will become available for issuance under the Amended 2020 Plan if the share increase amendment is approved and (f) 126,425 shares, representing the number of shares of common stock available for the issuance of future awards under the Inducement Plan as of April 8, 2024 less a reduction of 870,000 shares available for issuance under Inducement Plan that will occur if the share increase amendment is approved. For purposes of the fully diluted shares calculation, 141,029 shares that were available for future issuance as of April 8, 2024 under our 2020 ESPP have been excluded.
In light of the factors described above, and because the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors determined that approval of the share increase amendment is reasonable and appropriate at this time.
Summary of the Material Terms of the Amended 2020 Plan
This section summarizes certain principal features of the Amended 2020 Plan. The summary is qualified in its entirety by reference to the complete text of the Amended 2020 Plan in the form in which it would become effective upon approval of this proposal, which is attached to this proxy statement as Annex A.
Administration
The Amended 2020 Plan will continue to be administered by our Board of Directors, the Compensation Committee of the Board of Directors or a similar committee of the Board of Directors comprised of at least two non-employee directors who are independent, or in each case, the Administrator. Among the Administrator’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Amended 2020 Plan or any award certificate issued under the Amended 2020 Plan; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Amended 2020 Plan as it deems necessary or proper. The Administrator has authority to administer and interpret the Amended 2020 Plan, to grant discretionary awards under the Amended 2020 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the Amended 2020 Plan and the awards thereunder as the Administrator deems necessary or desirable and to delegate authority under the Amended 2020 Plan to our executive officers.
Award Limits
The maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the Amended 2020 Plan is 1,944,516 shares. Shares issued under the Amended 2020 Plan may be authorized but unissued shares or shares reacquired by the Company. The Amended 2020 Plan also includes annual limits on awards that may be granted to non-employee directors. The maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of awards granted to a non-employee director for services as a director under the Amended 2020 Plan during any fiscal year may not exceed $750,000 per year; provided that such limit will be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board of Directors and such amount will be $1,500,000 for the non-executive Chair of the Board of Directors; provided, further, that the Administrator may make exceptions to such limit in extraordinary circumstances as long as the non-employee director receiving the additional compensation does not participate in the decision to award such compensation.
Share Counting Provisions
If an award under the Amended 2020 Plan is forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise), the unused shares covered by the award will, as applicable, become or again be available for award grants under the Amended 2020 Plan and, to the extent permitted under Section 422 of the Internal Revenue Code of 1986, or the Code, and the regulations promulgated thereunder, the shares of stock that may be issued as ISOs. In the event the Company repurchases shares of stock on the open market, such shares will not be added to the shares of stock available for issuance under the Plan.
Eligibility

Employees, consultants and non-employee directors of the Company and its Affiliates (as defined in the Amended 2020 Plan) are eligible to participate in the Amended 2020 Plan. As of April 8, 2024, approximately 81 employees and 6 non-employee directors were eligible to participate in the Amended 2020 Plan. Approximately 3 consultants have been identified as eligible to participate in the Amended 2020 Plan.
Types of Awards
The Amended 2020 Plan provides for the grant of stock options, including ISOs and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted sock awards, cash-based awards and dividend equivalent rights. Certain awards under the Amended 2020 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. A brief description of each award type follows.
Stock Options. Stock options may be granted under the Amended 2020 Plan, including both ISOs and non-qualified stock options, which provide the holder a right to purchase shares of common stock at a specified exercise price. The exercise price per share for each stock option will be set by the Administrator, but, except in limited circumstances described in the Amended 2020 Plan, will not be less than the fair market value, as determined under the 2020 Amended Plan, on the date of the grant (or 110% of such fair market value in the case of an ISO granted to an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). With limited exceptions, the term of any option award may not be longer than 10 years (or five years in the case of an ISO granted to a 10% stockholder of the Company). The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the 10-year limitation.
Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. With limited exceptions, the exercise price of each stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant, and the term of each stock appreciation right may not exceed 10 years from the date of grant. The Administrator will determine at what time or times each stock appreciation right may be exercised.
Restricted Stock. The Administrator may grant awards of restricted stock subject to such conditions and restrictions as it may determine at the time of grant. These conditions and restrictions may include the achievement of pre-established performance goals and objectives and/or continued employment with us (or other service relationship). Upon the grant of the restricted stock award and payment of any applicable purchase price, a participant will have the rights of a stockholder with respect to the voting of the restricted shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period will accrue and will not be paid to the participant until and to the extent the restricted stock award vests.
Restricted Stock Units. The Administrator may grant awards of restricted stock units. An award of restricted stock unit may be settled in shares of stock (or cash, to the extent explicitly provided for in the award certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such award of restricted stock units will be determined by the Administrator, and such terms and conditions may differ among individual awards and participants. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. The Administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Code.
Unrestricted Stock Awards. The Administrator may grant awards of unrestricted stock. An unrestricted stock award is an award pursuant to which the participant may receive shares of stock free of any restrictions under the Amended 2020 Plan. Unrestricted stock awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such participant.
Cash Based Awards. The Administrator may grant cash based awards that entitle the participant to a payment in cash upon the attainment of specified performance goals. The Administrator may determine the maximum duration of the cash based award, the amount of cash to which the cash based award pertains, the conditions upon which the cash based award will become vested or payable, and such other provisions as the Administrator determines. Each cash based award will specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.
Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights. Dividend equivalent rights entitle the participant to receive credits based on cash dividends that would have been paid on the shares of stock specified in the dividend equivalent right (or other award to which it relates) if such shares had been issued to the participant. A dividend equivalent right may be granted under the Amended 2020 Plan to any participant as a component of an award of restricted stock units or as a freestanding award. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Dividend equivalent rights may be settled in cash or shares of stock or a combination thereof, in a single installment or installments. A dividend equivalent right granted as a component of an award of restricted stock units will only be paid when such award vests.
Change in Control and Certain Other Transactions
The Amended 2020 Plan provides that upon the effectiveness of a “sale event,” as defined in the Amended 2020 Plan, an acquirer or successor entity may assume, continue or substitute outstanding awards under the Amended 2020 Plan. To the extent that awards granted under the Amended 2020 Plan are not assumed or continued or substituted by the successor entity, upon the effective time of the sale event, such awards will terminate. In such case, except as may be otherwise provided in the relevant award certificate, all awards with time-based vesting, conditions or restrictions will become fully vested and nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the Administrator’s discretion or to the extent specified in the relevant award certificate. In the event of such termination, individuals holding options and stock appreciation rights will be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a specified period of time prior to the sale event. In addition, in connection with the termination of the Amended 2020 Plan upon a sale event, we may make or provide for a payment, in cash or in kind, to participants holding vested and exercisable options and stock appreciation rights equal to the difference between the per share consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights and we may make or provide for a payment, in cash or in kind, to participants holding other vested awards.
Amendment and Termination; Repricing
The Board of Directors may amend or discontinue the Amended 2020 Plan and the Administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the Amended 2020 Plan require the approval of our stockholders. Except in the context of certain changes in capitalization or corporate transactions, the Administrator may not, without prior stockholder approval, exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights or effect a repricing through cancellation and re-grants or cancellation of stock options or stock appreciation rights in exchange for cash or other awards.
Forfeiture and Claw-backs
All awards under the Amended 2020 Plan will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board of Directors or Administrator and as in effect from time to time and (ii) applicable law. Further, to the extent that the participant of an award under the Amended 2020 Plan receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Administrator may, in its discretion, require the participant to repay any such excess amount to the Company.
Term
The Amended 2020 Plan is scheduled to expire on the 10-year anniversary of the date immediately preceding the effectiveness of the registration statement on Form S-1 relating to the initial public offering of the Company’s equity securities, unless terminated earlier by the Board of Directors. No grants of awards may be made under the Amended 2020 Plan after its expiration, and no grants of ISOs may be made under the Amended 2020 Plan after the tenth anniversary of the date the 2020 Plan was originally approved by the Board of Directors.
United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
Incentive Stock Options
No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.
Non-qualified Stock Options
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights
There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of stock appreciation rights. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to stock appreciation rights in an amount equal to the aggregate amount of cash and the fair market value of any Common Stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock and Unrestricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received , the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, or if a participant is issued unrestricted stock, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitation on the Employer’s Compensation Deduction
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended 2020 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the Amended 2020 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended 2020 Plan are not exempt from coverage. However, if the Amended 2020 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the Amended 2020 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The Amended 2020 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
New Plan Benefits
Other than awards that will be made under our non-employee director compensation program which, as of the date of this proxy statement, consists of (1) an initial award upon each non-employee director’s commencement of service on the Board of Directors of an option to purchase a number of shares equal to 0.1% of the total number of shares of our common stock issued and outstanding on the grant date and (2) an annual award for each non-employee director who continues as a non-employee director following the Annual Meeting of an option to purchase a number of shares equal to 0.05% of the total number of shares of our common stock issued and outstanding on the grant date, awards under the Amended 2020 Plan are subject to the discretion of the Administrator, and no determinations have been made by the Administrator as to any future awards that may be granted pursuant to the Amended 2020 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended 2020 Plan. However, our directors and executive officers are eligible to receive awards under the Amended 2020 Plan and could benefit from the grant of equity-based awards under the Amended 2020 Plan.
Awards Granted
The following table sets forth, with respect to the individuals and groups identified therein, information regarding stock options and restricted stock unit awards that have been granted to such individuals and groups under the 2020 Plan from its effectiveness through April 8, 2024:

	Number of Stock Options(1)	Number of Restricted Stock Units (1)
Marcio Souza (President, Chief Executive Officer and Director)	178,848	8,453
Timothy Kelly (Chief Financial Officer)	66,093	1,600
Alex Nemiroff (General Counsel)	51,857	2,026
All Current Executive Officers as a Group (3 persons)	296,798	12,079
Dean Mitchell, director nominee	4,937	—
Jill DeSimone, director nominee	4,966	—
All Current Non-Executive Directors as a Group (6 persons)	31,815	—
Each associate of any directors, executive officers or nominees	—	—
Each other person who received or is to receive five percent of such options, warrants and rights	—	—
All Current Non-Executive Officer Employees as a Group (74 Persons)	530,547	105,070
_____________________
(1) Share numbers shown do not take into account shares subject to awards that have been cancelled, forfeited or expired. The closing price per share of common stock on the Nasdaq Global Select Market on April 8, 2024 was $53.69.
Interest of Certain Persons in the Amended 2020 Plan
Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the share increase amendment because they may in the future receive awards under the Amended 2020 Plan. Nevertheless, the Board of Directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by approving the share increase amendment.
Vote Required
The approval of the amendment and restatement of our 2020 Plan requires the affirmative vote of the holders of a majority in voting power of the votes properly cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2020 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to cast a non-binding, advisory vote on the compensation of our named executive officers as described in the proxy statement pursuant to the applicable compensation disclosure rules of the SEC, including the compensation tables and narrative discussion. This advisory vote is commonly referred to as a “Say-on-Pay vote” and is required by Section 14A of the Securities Exchange Act of 1934, as amended.
As described in the section of this proxy statement entitled “Executive Compensation,” we have developed a compensation program that is designed to attract, motivate, incentivize and retain our executive officers responsible for our success and motivate senior management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of our executive officers with the interests of our stockholders. The primary elements of our executive compensation program are base salary, annual bonuses based on the achievement of certain pre-determined corporate performance objectives and individual performance and long-term equity-based compensation awards. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our executive officers to exert their best efforts for our success.
Our Board of Directors is asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion in this proxy statement. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
As the Say-on-Pay vote is advisory, it will not be binding on our Board of Directors or our Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and our Compensation Committee will consider the outcome of this vote when evaluating our executive compensation policies and practices and making future compensation decisions.
At our 2022 Annual Meeting of Stockholders held on May 26, 2022, our stockholders recommended, on an advisory basis, that the stockholders vote on the compensation of our named executive officers occur every year. In light of such recommendation, our Board of Directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at the Annual Meeting) is expected to occur at the 2025 Annual Meeting of Stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes properly cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT FOR THE 2024 ANNUAL MEETING, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE
Board Composition
Our Board of Directors currently consists of seven members. In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes—Class I, Class II and Class III—with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Dean Mitchell and Jill DeSimone, and their terms will expire at the Annual Meeting;
•the Class II directors are Jeffrey Chodakewitz, M.D., and Merit Cudkowicz, M.D., and their terms will expire at the annual meeting of stockholders to be held in 2025; and
•the Class III directors are Gregory Norden, Marcio Souza and William Young, and their terms will expire at the annual meeting of stockholders to be held in 2026.
Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides, subject to certain rights, if any, of any series of our preferred stock, that our directors may be removed only for cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote in an election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum of the Board of Directors.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy additional independence criteria set forth in the Nasdaq rules. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq independence definition also includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, the Nasdaq rules require that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of our Board of Directors, except Mr. Souza, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Souza is not an independent director under these rules because he is an executive officer of the Company.
Board of Directors Meetings and Attendance
Our Board of Directors held six meetings during 2023. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages directors to attend the annual meeting of stockholders. All of our then-incumbent directors attended our annual meeting of stockholders held in 2023.

Board of Directors Committees
Our Board of Directors established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is posted on the corporate governance section of our website, https://investors.praxismedicines.com/corporate-governance/governance-overview.
In addition, our Board of Directors established a Science and Technology Committee to advise the members of our management and provide oversight and input regarding our research and clinical development strategies. The Science and Technology Committee operates pursuant to the authority granted to it by our Board of Directors. Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Praxis or to discharge specific duties delegated by the full Board of Directors.
The table below shows current membership for each of the standing committees of our Board of Directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Gregory Norden*	William Young*	Jeffrey Chodakewitz, M.D.*	Merit Cudkowicz, M.D.*
Merit Cudkowicz, M.D.	Jill DeSimone	Jill DeSimone	Jeffrey Chodakewitz, M.D.
Jill DeSimone	Dean Mitchell	William Young	Dean Mitchell
Gregory Norden
* Denotes committee chair
Audit Committee
Gregory Norden, Merit Cudkowicz, M.D., and Jill DeSimone serve on the Audit Committee, which is chaired by Gregory Norden. Our Board of Directors has determined that Gregory Norden, Merit Cudkowicz, M.D., and Jill DeSimone are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Gregory Norden as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
• reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
During the fiscal year ended December 31, 2023, the Audit Committee met five times.

Compensation Committee
William Young, Jill DeSimone, Dean Mitchell and Gregory Norden serve on the Compensation Committee, which is chaired by William Young. Our Board of Directors has determined that William Young, Jill DeSimone, Dean Mitchell and Gregory Norden are “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities:
•annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•retaining and approving the compensation of any compensation advisors;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•evaluating director compensation and making recommendations on director compensation to the Board of Directors;
•preparing the compensation committee report required by SEC rules to be included in our annual proxy statement, if required; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
During the fiscal year ended December 31, 2023, the Compensation Committee met four times. Refer to “Executive Compensation” below for information regarding the role of executive officers and the compensation committee’s use of compensation consultants in setting executive compensation.
Nominating and Corporate Governance Committee
Jeffrey Chodakewitz, M.D., Jill DeSimone and William Young serve on the Nominating and Corporate Governance Committee, which is chaired by Jeffrey Chodakewitz, M.D. Our Board of Directors has determined that Jeffrey Chodakewitz, M.D., Jill DeSimone and William Young are “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•developing and recommending to the Board of Directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
•developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•overseeing the evaluation of our Board of Directors and management.
During the fiscal year ended December 31, 2023, the Nominating and Corporate Governance Committee met four times.
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:
•Nominees should demonstrate high standards of personal and professional ethics and integrity.
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Nominees should have skills that are complementary to those of the existing board.
•Nominees should have the ability to assist and support management and make significant contributions to Praxis’ success.
•Nominees should have an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities, which may include, but not be limited to, limiting service on other boards of directors to the extent such service is deemed to interfere with the time and energy required to serve our Board of Directors.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Assuming that biographical and background material has been provided on a timely basis in accordance with our By-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. Refer to “Stockholder Proposals” below for a discussion regarding submitting stockholder proposals.
Board Diversity
We do not have a formal policy regarding board diversity at this time. In selecting board members, we prioritize identifying members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members and their knowledge of our business and understanding of the competitive landscape. The diversity demographic information summarized below is based on voluntary self-identification by each director. Stated as percentages, approximately 29% of our directors self-identify as female and approximately 14% are racially or ethnically diverse.

Board Diversity Matrix (as of April 26, 2024)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	2	5
Part II: Racial/Ethnic Background
Hispanic or Latino	0	1
White	2	4

Policy on Hedging of Company Securities
Our Insider Trading Policy prohibits our officers and directors from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities (including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps and exchange funds, or otherwise engaging in transactions that are designed to hedge or offset decreases in the market value of our equity securities, provided that it does not limit director and officer participation in our stock option program). This prohibition applies to Company equity securities that are (i) granted to the officer or director by the Company as part of their compensation or (ii) held, directly or indirectly, by the officer or the director.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.praxismedicines.com/corporate-governance/governance-overview. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Form 8-K.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
Board of Directors Leadership Structure
The positions of our chairman of the board and chief executive officer are separated, with Mr. Souza serving as our Chief Executive Officer and Mr. Mitchell serving as the chairman of our Board of Directors. Separating these positions allows Mr. Souza to focus on our day-to-day business, while allowing Mr. Mitchell to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that Mr. Souza, as our Chief Executive Officer, must devote to his position in the current business environment, as well as the commitment required by Mr. Mitchell to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Role of the Board of Directors in Risk Oversight
Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through the standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including program and franchise risks and business continuity risks. Our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, as well as monitoring compliance with legal and regulatory requirements, including consideration and approval or disapproval of any related person transactions. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.
 Communication with the Directors of Praxis
Any interested party with concerns about our company may report such concerns to our Board of Directors or the chair of our Board of Directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Praxis Precision Medicines, Inc.
Attn: [Director]
99 High Street, 30th Floor
Boston, Massachusetts 02110
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Praxis’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Praxis’ legal counsel, with independent advisors, with non-employee directors, or with Praxis’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Praxis regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act. Praxis has also established a toll-free telephone number for the reporting of such activity, which is 877-306-7933.

EXECUTIVE COMPENSATION
Overview
Our compensation programs are designed to:
•provide a fair, flexible and market-based total compensation package;
•attract, motivate, incentivize and retain key management personnel who contribute to our short and long-term success;
•emphasize performance-based total compensation that is aligned with the external market and rewards the achievement of our business objectives and key results; and
•effectively align the interests of our executives with those of our stockholders by focusing on long-term equity incentives that correlate to the growth of sustainable long-term value for our stockholders.
The Compensation Committee of our Board of Directors, which is comprised entirely of independent directors, is responsible for discharging our Board of Directors’ responsibilities relating to compensation of our executive officers, overall compensation structure, policies and programs, and our processes and procedures for the consideration and determination of executive compensation. The Chief People Officer and Chief Executive Officer develop preliminary recommendations regarding compensation matters with respect to all executive officers, other than the Chief Executive Officer, and provide these recommendations to the Compensation Committee. The Compensation Committee reviews management’s preliminary recommendations and makes final compensation decisions.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. The Compensation Committee engaged Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant to provide objective analysis, advice and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2023. During 2023, FW Cook did not provide services to us other than the services to our Compensation Committee described herein. Our Compensation Committee performs an annual assessment of its compensation consultants’ independence to determine whether the consultants are independent. Based on its evaluation, the Compensation Committee has determined that FW Cook is independent and that its work has not raised any conflicts of interest.
The compensation provided to our named executive officers for the fiscal year ended December 31, 2023 is detailed in the 2023 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2023 were:
•Marcio Souza, our President and Chief Executive Officer;
•Timothy Kelly, our Chief Financial Officer; and
•Alex Nemiroff, our General Counsel.
We are a “smaller reporting company” as that term is used under the rules promulgated under the Securities Act of 1933, as amended, and as such have used the reduced compensation disclosure requirements applicable to smaller reporting companies consistent with SEC rules.

2023 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Marcio Souza President and Chief Executive Officer	2023	625,000	—	941,364	515,625	38,523	2,120,512
	2022	625,000	1,340,140	3,649,420	375,000	38,518	6,028,078
Timothy Kelly Chief Financial Officer	2023	465,000	—	332,217	204,600	21,983	1,023,800
	2022	465,000	434,640	1,235,085	148,800	19,688	2,303,213
Alex Nemiroff General Counsel	2023	400,000	—	265,767	176,000	1,338	843,105
_________________________
(1)The amounts reported represent the aggregate grant date fair value of the stock options and restricted stock units awarded to the named executive officers during the year indicated, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, ASC, Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to our consolidated financial statements in our 2023 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options, vesting or settlement of restricted stock units or any sale of the underlying shares of common stock.
(2)The amounts reported represent actual bonuses earned for performance during the applicable year by our named executive officers based upon the achievement of our corporate objectives for such year, as described under “Narrative to Summary Compensation Table — Annual Bonus.”
(3)Amounts reported for 2023 include cell phone reimbursement, tax gross ups on taxable long-term disability and tax gross up for wellness benefits, as well as discretionary matching company contributions under our 401(k) plan (other than Mr. Nemiroff). For Mr. Souza, the amounts reported also include reimbursement for premiums and a tax gross up on a supplemental long-term disability and life insurance policy owned by him.
Narrative to the 2023 Summary Compensation Table
Base Salaries
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board of Directors or Compensation Committee taking into account each individual’s role, responsibilities, skills and expertise. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our Compensation Committee or our Board of Directors and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Effective January 1, 2023, the annual base salaries for Mr. Souza, Mr. Kelly and Mr. Nemiroff were $625,000, $465,000 and $400,000, respectively.
Annual Bonus
For the fiscal year ended December 31, 2023, each of our named executive officers was eligible to earn an annual bonus based on the achievement of certain pre-determined corporate performance objectives and individual performance. For the 2023 annual bonus program, corporate performance objectives generally related to delivering on financial and compliance performance milestones, establishing a leading central nervous system portfolio, generating a neurology pipeline anchored on human genetics and continuing our transformation as a best-in-class biotechnology company, as well as incorporating individual objectives associated with an executive’s area of primary responsibility within our organization.
During 2023, the target annual bonuses for Mr. Souza, Mr. Kelly and Mr. Nemiroff were 75%, 40% and 40% of their base salary, respectively. The annual bonus earned by each named executive officer with respect to the fiscal year ended December 31, 2023 is reported under the “Non-Equity Incentive Plan Compensation” column in the “2023 Summary Compensation Table” above and was determined based upon achievement of the corporate performance objectives at 110% of target and achievement of individual performance objectives.
Equity Compensation

We believe that equity grants provide our executives with a strong link to our long-term performance, bolster an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our Compensation Committee or Board of Directors periodically reviews the equity incentive compensation of our named executive officers and considers equity awards to be a key component of the annual compensation program, representing long-term alignment with stockholders. Our named executive officers have been granted certain options to purchase shares of our common stock and restricted stock units relating to our common stock, as described in more detail in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table below.
Employment Arrangements with our Named Executive Officers
We have employment agreements with Mr. Souza, Mr. Kelly and Mr. Nemiroff, which we refer to as the Employment Agreements. The Employment Agreements provide for specified payments and benefits in connection with a termination of employment in certain circumstances. The material terms of the Employment Agreements with Mr. Souza, Mr. Kelly and Mr. Nemiroff are summarized below.
Marcio Souza. Under the Employment Agreement with Mr. Souza, Mr. Souza has continued to serve as our President and Chief Executive Officer on an at-will basis. Effective January 1, 2024, Mr. Souza’s annual base salary was increased to $640,000, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 75% of his base salary. Mr. Souza is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Timothy Kelly. Under the Employment Agreement with Mr. Kelly, Mr. Kelly has continued to serve as our Chief Financial Officer on an at-will basis. Effective January 1, 2024, Mr. Kelly’s annual base salary was increased to $511,500, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Mr. Kelly is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Alex Nemiroff. Under the Employment Agreement with Mr. Nemiroff, Mr. Nemiroff has continued to serve as our General Counsel on an at-will basis. Effective January 1, 2024, Mr. Nemiroff’s annual base salary was increased to $442,940, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Mr. Nemiroff is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Pursuant to the Employment Agreements, in the event that Mr. Souza’s, Mr. Kelly's or Mr. Nemiroff's employment is terminated by us without “cause” or Mr. Souza, Mr. Kelly or Mr. Nemiroff resigns for “good reason” (as defined in the Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, Mr. Souza, Mr. Kelly or Mr. Nemiroff, as applicable, (i) will be entitled to receive base salary continuation for nine months (12 months for Mr. Souza) following termination, and (ii) subject to the executive’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the executive had such executive remained employed with us until the earliest of (A) nine months (12 months for Mr. Souza) following termination, (B) the executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of the executive’s COBRA health continuation period.
In lieu of the payments and benefits described in the preceding sentence, in the event Mr. Souza’s, Mr. Kelly's or Mr. Nemiroff's employment is terminated by us without cause or Mr. Souza, Mr. Kelly or Mr. Nemiroff resigns for good reason, in either case on or within 12 months following a “change of control” (as defined in the Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) the executive will be entitled to receive a lump sum in cash equal to one times (1.5 times for Mr. Souza) the sum of (A) the executive’s then-current annual base salary (or the executive’s annual base salary in effect immediately prior to the change of control, if higher) plus (B) the executive’s target annual cash incentive compensation for the year of termination (or the executive’s target annual cash incentive compensation in effect immediately prior to the change of control, if higher), (ii) subject to the executive’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the executive had such executive remained employed with us until the earliest of (A) 12 months (18 months for Mr. Souza) following termination, (B) the executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of the executive’s COBRA health continuation period, and (iii) the vesting of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by the executive shall be accelerated.
The payments and benefits provided to each of the executives in connection with a change of control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject the executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the executive in connection with a change of control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the executive.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. Each of the awards set forth in the table below was granted under our 2017 Stock Incentive Plan or our 2020 Stock Option and Incentive Plan.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market Value of shares of units of stock that have not vested ($)
Marcio Souza	04/20/2020	58,379	5,310	83.85	06/04/2030	—	—
	09/08/2020	55,684	12,851	133.65	09/13/2030	—	—
	02/12/2021	8,726	3,593	787.95	02/12/2031	1,760	39,213
	01/07/2022	8,272	8,993	271.65	01/07/2032	3,700	82,436
	06/22/2022	2,499	4,167	31.80	06/22/2032	—	—
	01/12/2023	14,265(3)	—	44.40	01/12/2033	—	—
	01/12/2023	—	28,333	44.40	01/12/2033	—	—
Timothy Kelly	05/25/2021	8,610	4,722	296.10	05/25/2031	—	—
	01/07/2022	2,682	2,917	271.65	01/07/2032	1,200	26,736
	06/22/2022	1,625	2,708	31.80	06/22/2032	—	—
	01/12/2023	2,830(4)	—	44.40	01/12/2033	—	—
	01/12/2023	—	9,999	44.40	01/12/2033	—	—
Alex Nemiroff	01/01/2020	1,678	36	83.85	06/04/2030	—	—
	09/08/2020	5,061	1,169	133.65	09/13/2030	—	—
	02/12/2021	2,049	843	787.95	02/12/2031	413	9,202
	01/07/2022	2,012	2,187	271.65	01/07/2032	900	20,052
	06/22/2022	1,624	2,709	31.80	06/22/2032	—	—
	01/12/2023	2,434(4)	—	44.40	01/12/2033	—	—
	01/12/2023	—	7,999	44.40	01/12/2033	—	—
_________________________
(1)Unless otherwise noted, the stock options vest over four years, with 25% of the total shares vesting on the first anniversary of the vesting commencement date and the remainder vesting in 36 approximately equal monthly installments.
(2)Represents restricted stock units that vest in equal annual installments on each of the first four anniversaries of the vesting commencement date.
(3)The stock option was granted in lieu of all of Mr. Souza’s cash bonus for the fiscal year ended December 31, 2022, and was vested in full on the vesting commencement date.
(4)The stock option was granted in lieu of a portion of the named executive officer’s cash bonus for the fiscal year ended December 31, 2022, and was vested in full on the vesting commencement date.

Pay Versus Performance
In accordance with the SEC’s disclosure requirements regarding pay versus performance, or PVP, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge performance at Praxis.
Compensation decisions at Praxis are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in the overview of the executive compensation program, not in replacement.
Pay versus Performance Table - Compensation Definitions
Salary, Bonus, Non-Equity Incentive Plan Compensation, and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT, or Summary Compensation Table, values. The primary difference between the calculation of CAP and SCT total compensation is “Stock Awards” and “Option Awards.”

	SCT Total	CAP
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year
Pay Versus Performance Table
In accordance with the SEC’s PVP rules, the following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2023, 2022 and 2021, and our financial performance for each such fiscal year:

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)	GAAP Net Income ($)(4)
2023	2,120,512	1,398,586	933,453	726,983	$2.70	-123
2022	6,028,078	-17,643,206	2,450,241	-1,656,422	$4.33	-214
2021	10,905,820	-62,152,872	4,118,514	-6,315,773	$35.81	-167
_________________________
(1)The PEO (CEO) in both reporting years is Marcio Souza. The non-PEO NEOs in the 2023 reporting year are Timothy Kelly and Alex Nemiroff. The non-PEO NEOs in the 2022 reporting year are Timothy Kelly, Nicole Sweeny and Bernard Ravina. The non-PEO NEOs in the 2021 reporting year are Nicole Sweeny and Bernard Ravina.
(2)The CAP was calculated beginning with the PEO’s SCT total. The following amounts were deducted from and added to the applicable SCT total compensation:

	2023		2022		2021
	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)

Summary Compensation Table Total	2,120,512	933,453	6,028,078	2,450,241	10,905,820	4,118,514
Less Change in Pension Value Reported in Summary Compensation Table	0	0	0	0	0	0
Less values of Stock Awards and Option Awards Reported in Summary Compensation Table for the Covered Year	941,364	298,992	4,989,560	1,665,658	9,657,384	3,407,225
Plus Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of Year	484,016	153,746	735,325	262,809	3,730,538	1,314,489
Plus (Less) Change in Fair Value of Equity Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Year	-428,116	-104,841	-13,095,416	-1,762,663	-43,901,234	-5,177,507
Plus Fair Value at Vesting Date of Equity Awards Granted and Vested During the Fiscal Year	515,625	95,154	0	0	0	0
Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Fiscal Year	-352,087	-51,537	-6,321,633	-941,151	-23,230,612	-3,164,044
Less Fair Value of Equity Awards Granted in Prior Year that were Forfeited During the Fiscal Year	0	0	0	0	0	0
Plus Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	0	0	0	0	0	0
Compensation Actually Paid	1,398,586	726,983	-17,643,206	-1,656,422	-62,152,872	-6,315,773
(3)The fair value of stock options reported for CAP purposes in columns (C) and (E) is estimated using a Black-Scholes option pricing model for the purposes of this PVP calculation in accordance with the SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions. The assumptions used in estimating fair value for awards granted during 2023 are as follows:

Grant Year	2023
Volatility	83.79 - 92.26%
Expected life (in years)	4.18 - 9.03 years
Expected dividend yield	0.00%
Risk-free rate	3.32 - 4.85%
(4)Values shown are in millions.

Narrative Disclosure to Pay Versus Performance
Relationship between Pay and TSR
The graphs below reflect the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s cumulative indexed Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2021, 2022 and 2023:
CEO Pay vs Performance: Total Shareholder Return (12/31/20 to 12/31/23)
Average Other NEO Pay vs Performance: Total Shareholder Return (12/31/20 to 12/31/23)

Relationship between Pay and Net Income (GAAP)
The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s GAAP Net Income for the applicable reporting year.

PEO CAP
Avg. Non-PEO NEO CAP
GAAP Net Income
GAAP Net Income ($ millions)
Compensation Actually Paid ($ millions)
$500
$375
$250
$125
$0
-$125
-$250
-$375
-$500
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
-$62.2
-$6.3
-$167.1
-$17.6
-$1.7
-$214.0
$1.4
$0.7
-$123.3
FY2021
FY2022
FY2023

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy
Our non-employee director compensation policy enables us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth below:

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive chair	$35,000
Audit Committee:
Members (other than chair)	$8,000
Retainer for chair	$16,000
Compensation Committee:
Members (other than chair)	$6,000
Retainer for chair	$12,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$4,000
Retainer for chair	$8,000
Science & Technology Committee:
Members (other than chair)	$4,000
Retainer for chair	$8,000
In addition, the non-employee director compensation policy provides that, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase a number of shares equal to 0.1% of the total number of shares of our common stock issued and outstanding on the grant date, or the Initial Grant. The Initial Grant vests in equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, each non-employee director who continues as a non-employee director following the Annual Meeting will be granted an annual option to purchase a number of shares equal to 0.05% of the total number of shares of our common stock issued and outstanding on the grant date, or the Annual Grant. The Annual Grant vests in 12 equal monthly installments, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.
We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board of Directors and committees.

2023 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our Board of Directors for 2023.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Jeffrey Chodakewitz, M.D.	52,000	20,866	72,866
Merit Cudkowicz, M.D.	55,418	20,866	76,284
Jill DeSimone	58,000	20,866	78,866
Dean Mitchell	83,503	20,866	104,369
Gregory Norden	62,000	20,866	82,866
William Young	58,418	20,866	79,284
_____________________
(1)The amount reported represents the aggregate grant date fair value of stock options awarded during fiscal year 2023, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 of our consolidated financial statements included in our 2023 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)As of December 31, 2023, Dr. Chodakewitz held options to purchase 6,019 shares of our common stock, Dr. Cudkowicz held options to purchase 6,019 shares of our common stock, Ms. DeSimone held options to purchase 4,966 shares of our common stock, Mr. Mitchell held options to purchase 9,298 shares of our common stock, Mr. Norden held options to purchase 11,570 shares of our common stock and Mr. Young held options to purchase 11,746 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of $120,000 or one percent of our average total assets at fiscal year-end for the last two completed fiscal years and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Registration Rights
Pursuant to the terms of our Fourth Amended and Restated Investors’ Rights Agreement, dated as of July 24, 2020, as amended, or the Investors’ Rights Agreement, certain of our stockholders are entitled to rights with respect to the registration of their shares, which we refer to herein as registrable securities, under the Securities Act, including demand registration rights and piggyback registration rights.
Form S-1 Registration Rights
Under the terms of the Investors’ Rights Agreement, we are required, upon the request of holders holding at least a majority of the registrable securities then outstanding, to file a registration statement on Form S-1 registering the resale of such holders’ registrable securities and the registrable securities of such other holders who elect to have their shares registered; provided that the anticipated aggregate offering price, net of related fees and expenses, of the registrable securities registered on such registration statement would equal at least $10 million. We are required to effect only two registrations pursuant to this provision of the Investors’ Rights Agreement. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Form S-3 Registration Rights
Pursuant to the Investors’ Rights Agreement, if we are eligible to file a registration statement on Form S-3, we are required, upon the request of holders holding at least a majority of the registrable securities then outstanding, to file a registration restatement on Form S-3 registering the resale of such holders’ registrable securities and the registrable securities of such other holders who elect to have their shares registered; provided that the anticipated aggregate offering price, net of related fees and expenses, of the registrable securities registered on such registration statement would equal at least $3 million. We are required to effect only two registrations in any twelve-month period pursuant to this provision of the Investors’ Rights Agreement. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Piggyback Registration Rights
Subject to certain exceptions, if we register any of our securities either for our own account or for the account of security holders other than the holders party to the Investors’ Rights Agreement, the holders of shares of registrable securities are entitled to include their shares in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Indemnification
The Investors’ Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
Expiration of Registration Rights
The demand registration rights and short-form registration rights granted under the Investors’ Rights Agreement will terminate on the earliest to occur of: (i) the fifth anniversary of the completion of our initial public offering and (ii) as to each holder of registrable securities, such time as either Rule 144 as promulgated under the Securities Act or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration or such holder no longer holds any registrable securities.
Commercial Agreements with Related Parties
RogCon
In December 2018, we entered into an agreement with RogCon Inc., or RogCon, pursuant to which we agreed to advance RogCon a deposit of up to $1.0 million related to the cooperation and license agreement described below. The amounts funded to RogCon under this agreement were applied towards the purchase price of the license agreement with RogCon described below.
In September 2019, we entered into a cooperation and license agreement with RogCon further described in our 2023 Annual Report under “Business—License Agreements.”
Alex Nemiroff, our General Counsel and Corporate Secretary, is a co-founder and Chief Executive Officer of RogCon.
Indemnification Agreements
We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. We have a formal written policy that our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, holders of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock outstanding as of March 31, 2024 for:
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of March 31, 2024 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Each individual or entity shown on the table has furnished information with respect to beneficial ownership. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, MA 02110.
The percentage of beneficial ownership in the table below is based on 13,258,047 shares of common stock deemed to be outstanding as of March 31, 2024.

	COMMON STOCK BENEFICIALLY OWNED
	SHARES	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Venrock (1)	823,626	6.2%
Entities affiliated with Point72 (2)	758,185	5.7%
Entities affiliated with Adage (3)	738,666	5.6%
Verition Fund Management LLC (4)	702,979	5.3%
Directors, Named Executive Officers and Other Executive Officers
Marcio Souza (5)	238,307	1.8%
Timothy Kelly (6)	39,427	*
Alex Nemiroff (7)	36,740	*
Dean Mitchell (8)	13,498	*
William Young (9)	13,114	*
Gregory Norden (10)	11,228	*
Jeffrey Chodakewitz, M.D. (11)	5,858	*
Merit Cudkowicz, M.D. (12)	5,858	*
Jill DeSimone (13)	4,758	*
All executive officers and directors as a group (9 persons) (14)	368,788	2.7%
* Represents beneficial ownership of less than one percent.
______________________
(1)Based solely on information contained in a Schedule 13G/A filed jointly by Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, Venrock Healthcare Capital Partners EG, L.P., VHCP Management III, LLC, VHCP Management EG, LLC (together, the "Venrock Entities"), Nimish Shah and Bong Koh with the SEC on February 14, 2024. The Venrock Entities and Messrs. Shah and Koh share voting and dispositive power with respect to 823,626 shares of common stock, of which (i) 92,968 shares and 123,563 shares issuable upon the exercise of immediately exercisable warrants are held by Venrock Healthcare Capital Partners III, L.P.; (ii) 9,300 shares and 12,361 shares issuable upon the exercise of warrants are held by VHCP Co-Investment Holdings III, LLC; and (iii) 251,358 shares and 334,076 shares issuable upon the exercise of warrants are held by Venrock Healthcare Capital Partners EG, L.P. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC is the general partner of Venrock Healthcare Capital Partners EG, L.P. Messrs. Shah and Koh are the voting members of VHCP Management III, LLC and VHCP Management EG, LLC. The addresses for each of the Venrock Entities and Messrs. Shah and Koh are 7 Bryant Park, 23rd Floor, New York, NY 10018 and 3340 Hillview Avenue, Palo Alto, CA 94304.
(2)Based solely on information contained in a Schedule 13G/A filed jointly by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC and Steven A. Cohen with the SEC on February 14, 2024. Point72 Associates, LLC directly holds 692,252 shares of common stock. Point72 Asset Management, L.P. maintains shared voting and dispositive power with respect to securities held by Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P and may be deemed to share beneficial ownership of the shares of common stock of which Point72 Asset Management, L.P. may be deemed the beneficial owner. Point72 Biotech Private Investments, LLC directly holds 65,933 shares of common stock. Differentiated Ventures Investments, LLC is the managing member of Point72 Biotech Private Investments, LLC and may be deemed to share beneficial ownership over the shares of common stock held by Point72 Biotech Private Investments, LLC. 72 Investment Holdings, LLC is the sole member of Differentiated Ventures Investments, LLC and may be deemed to share beneficial ownership of the shares of common stock of which Differentiated Ventures may be deemed the beneficial owner. Mr. Cohen controls each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC and 72 Investment Holdings, LLC. The address of the principal business office of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902.
(3)Based solely on information contained in a Schedule 13G/A filed jointly by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Management, L.P., Robert Atchinson and Phillip Gross with the SEC on February 7,

2024. Adage Capital Partners, L.P., or ACP, directly holds 738,666 shares of common stock. Adage Capital Partners GP, L.L.C., or ACPGP, is general partner of ACP. Adage Capital Management, L.P., or ACM, is the investment manager of ACP. Messrs. Atchinson and Gross are managing members of Adage Capital Advisors, LLC, managing member of ACPGP, and managing members of Adage Capital Partners, LLC, general partner of ACM. The address of the principal business office of each of the Adage funds and Messrs. Atchinson and Gross is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(4)Based solely on information contained in a Schedule 13G filed jointly by Verition Fund Management LLC and Nicholas Maounis with the SEC on February 14, 2024. Verition Fund Management LLC and Mr. Maounis share voting and dispositive power with respect to 702,979 shares of common stock. Verition Fund Management LLC serves as the investment manager to Verition Multi-Strategy Master Fund Ltd. Mr. Nicholas Maounis is the managing member of Verition Fund Management LLC. The address of the principal business office of each of Verition Fund Management LLC and Nicholas Maounis is One American Lane, Greenwich, CT 06831.
(5)Consists of (i) 11,829 shares of common stock held directly by Mr. Souza, (ii) 3,000 shares held indirectly by Mr. Souza's spouse and (iii) 223,478 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(6)Consists of (i) 2,934 shares of common stock and (ii) 36,493 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(7)Consists of (i) 2,351 shares of common stock and (ii) 34,389 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(8)Consists of (i) 5,000 shares of common stock and (ii) 8,498 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(9) Consists of (i) 1,898 shares of common stock and (ii) 11,216 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(10) Consists of (i) 188 shares of common stock and (ii) 11,040 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(11) Consists of 5,858 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(12) Consists of 5,858 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(13) Consists of (i) 966 shares of common stock and (ii) 3,792 shares of common stock underlying options exercisable within 60 days of March 31, 2024.
(14) Consists of (i) 28,166 shares of common stock and (ii) 340,622 shares of common stock underlying options exercisable within 60 days of March 31, 2024.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS
Ernst & Young LLP has served as our independent auditor since 2019. Praxis incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2023 and 2022.

	For the Year Ended
	2023	2022
Audit fees(1)	$822,776	$796,500
Audit-related fees(2)	—	—
Tax fees(3)	61,767	98,169
All other fees(4)	—	5,180
Total fees	884,543	899,849
______________________
(1) Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with the secondary public offering, and services that are normally provided by Ernst & Young LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.
(2) There were no audit-related fees billed in 2023 or 2022.
(3) Tax fees consist of fees for professional services rendered for tax return preparation and tax advisory services.
(4) All other fees are related to licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be performed by our independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. Ernst & Young LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Praxis’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Praxis’ independent registered public accounting firm, Ernst and Young LLP, (3) the performance of Praxis’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.
Management is responsible for the preparation of Praxis’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. Ernst and Young LLP is responsible for performing an audit of Praxis’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Praxis for the fiscal year ended December 31, 2023. The Audit Committee also discussed with Ernst and Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written communications and the letter from Ernst and Young LLP confirming their independence as required by the applicable requirements of the PCAOB and has discussed with Ernst and Young LLP their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Praxis be included in Praxis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PRAXIS PRECISION MEDICINES, INC.

Gregory Norden, Chair
Merit Cudkowicz, M.D.
Jill DeSimone
April 26, 2024

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations and Other Proposals
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Corporate Secretary at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, which notice must be received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must, among other requirements as specified in our Bylaws, include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of such stockholder (and the beneficial owner). The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the class or series and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information as specified in our Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
    In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In addition to the requirements stated above, any stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 27, 2024. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2025 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.

OTHER MATTERS

Access to Reports and Other Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at http://praxismedicines.com.
        We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC. Requests for such copies should be addressed to:
Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(617) 300-8460
        You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 26, 2024. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
Important Notice Regarding Delivery of Stockholder Documents
        Stockholders of Praxis common stock who share a single address, may receive only one copy of this proxy statement, Notice of Internet Availability and our 2023 Annual Report, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement, Notice of Internet Availability or our 2023 Annual Report, he or she may contact Praxis Precision Medicines, Inc. by telephone at (617) 300-8460 or by mail at 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.
Other Matters
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Annex A
PRAXIS PRECISION MEDICINES, INC.
2020 STOCK OPTION AND INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE [_______], 2024)
SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan (as amended and/or restated from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Praxis Precision Medicines, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. This Plan constitutes an amendment and restatement of the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Original Effective Date” means the date immediately preceding the Registration Date.
“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the Securities and Exchange Commission.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).
“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR; AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a) Administration of Plan. The Plan shall be administered by the Administrator.
(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of shares of Stock to be covered by any Award;
(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi) subject to the provisions of Section 5(c) or Section 6(d), as applicable, to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and
(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d) Award Certificate. Other than with respect to Cash-Based Awards, Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,141,028 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2021 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by (i) five (5%) percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2025 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 1,635,514 shares of Stock, subject in all cases to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s 2017 Stock Incentive Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
(d) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director shall not exceed $750,000; provided, however that such amount shall be $1,000,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board and such amount shall be $1,500,000 for the non-executive Chair of the Board. For the purpose of these limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions. Notwithstanding the foregoing, the independent members of the Board may make exceptions to these limits in exceptional circumstances, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
SECTION 4. ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5. STOCK OPTIONS
(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.
(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (x) the exercise of the Option is prohibited by applicable law or (y) shares of Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended until 30 days following the end of the legal prohibition, black-out period or lock-up agreement; provided, however, no extension will be made if the per share exercise price of such Option on the date the initial term would otherwise expire is above the Fair Market Value of a share.
(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:
(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. STOCK APPRECIATION RIGHTS
(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Appreciation Right is otherwise compliant with Section 409A.
(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) shares of Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Administrator may provide that the term of the Stock Appreciation Right shall be extended but not beyond a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement; provided, however, no extension will be made if the per share exercise price of such Stock Appreciation Right on the date the initial term would otherwise expire is above the Fair Market Value of a share. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7. RESTRICTED STOCK AWARDS
(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period shall accrue and shall not be paid to the grantee until and to the extent the Restricted Stock Award vests. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8. RESTRICTED STOCK UNITS
(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10. CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11. DIVIDEND EQUIVALENT RIGHTS
(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 12. TRANSFERABILITY OF AWARDS
(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the

Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13. TAX WITHHOLDING
(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14. SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under

Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).
SECTION 17. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18. GENERAL PROVISIONS
(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(d) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(e) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(f) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(g) Clawback Policy. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time; and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Administrator may, in its discretion, require the grantee to repay any such excess amount to the Company.
SECTION 19. EFFECTIVE DATE OF PLAN
This Plan, as amended and restated, shall become effective on the date the Company’s shareholders approve this amendment and restatement of the Plan, and will remain in effect until and including the tenth anniversary of the Original

Effective Date, unless earlier terminated by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Original Effective Date.
SECTION 20. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: [_______]
DATE APPROVED BY STOCKHOLDERS: [_________]

PRAXIS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRAX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47899-P09559

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRAXIS PRECISION MEDICINES, INC. (the "Company")

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominees:	**For**	**Withhold**
1a. Dean Mitchell	☐	☐
1b. Jill DeSimone	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Also includes authorization to transact any other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 5, 2024:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V47900-P09559

PRAXIS PRECISION MEDICINES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 5, 2024, 9:00 AM ET

The stockholder(s) hereby appoint(s) Marcio Souza and Alex Nemiroff, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof, all of the shares of common stock of Praxis Precision Medicines, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Wednesday, June 5, 2024 via a live audio webcast at www.virtualshareholdermeeting.com/PRAX2024 and any adjournment, postponement, or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE